UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

FIRST DEFIANCE FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on

April 19, 2016

and

PROXY STATEMENT

PROXY STATEMENT

601 Clinton Street

Defiance, Ohio 43512

2016 ANNUAL MEETING OF SHAREHOLDERS

April 19, 2016

GENERAL

This proxy statement is being furnished to shareholders of First Defiance Financial Corp. (“First Defiance,” “FDEF,” the “Company,” “we,” “us,” “our”). Our Board of Directors (the “Board”) is soliciting proxies to be used at our 2016 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 19, 2016 at 2:00 p.m., Eastern Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The Annual Meeting will be an entirely virtual meeting. That means you can attend the 2016 Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/fdef2016. Be sure to have your 12-Digit Control Number to enter the Annual Meeting. We began mailing and electronically distributing, as applicable, this proxy statement to the shareholders of First Defiance on or about March 10, 2016.

Our policy is to send a single Notice of Internet Availability of Proxy Materials to multiple shareholders of record that share the same address, unless we receive instructions to the contrary. However, each shareholder of record will continue to receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you wish to receive a separate Notice of Internet Availability of Proxy Materials, you may request it by writing to us at the above address. If you wish to discontinue householding entirely, you may contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  If you receive multiple copies of the Notice of Internet Availability of Proxy Materials, you may request householding by contacting Broadridge Financial Solutions as noted above. If your shares are held in street name through a bank, broker or other holder of record, you may request householding by contacting that bank, broker or other holder of record.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 19, 2016

The Proxy Statement for the 2016 Annual Meeting of Shareholders and the 2015 Annual Report to Shareholders, which includes the Form 10-K for the year ended December 31, 2015, are both available at www.proxyvote.com using your 12-Digit Control Number.

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ATTENDING THE ANNUAL MEETING

We will be hosting the Annual Meeting live via the Internet. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Any shareholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/fdef2016.

•	Webcast starts at 2:00 p.m. Eastern Time.

•	Shareholders may vote and submit questions while attending the Annual Meeting on the Internet.

•	Please have your 12-Digit Control Number to enter the Annual Meeting.

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/fdef2016.

•	Questions regarding how to attend and participate via the Internet will be answered by calling 1-855-449-0991 on the day before the Annual Meeting and the day of the Annual Meeting.

•	Webcast replay of the Annual Meeting will be available until April 18, 2017.

PROXIES

Your proxy, if properly submitted and not revoked prior to its use, will be voted in accordance with the instructions you give. Properly submitted proxies that do not contain voting instructions and that are not “broker non-votes” will be voted (1) FOR the director nominees described herein, (2) FOR the approval of our executive compensation, (3) FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2016, and (4) in accordance with the best judgment of the persons appointed as proxies upon the transaction of such other business as may properly come before the Annual Meeting. You may revoke your proxy at any time before it is exercised by (i) filing written notice of revocation to be received prior to voting at the Annual Meeting with our Secretary, Danielle R. Figley, at 601 Clinton Street, Defiance, Ohio 43512; (ii) submitting a valid proxy bearing a later date that is received prior to voting at the Annual Meeting; or (iii) attending the Annual Meeting online and giving notice of revocation to the Secretary. Attending the Annual Meeting online will not, by itself, revoke a previously given proxy. The proxies we are soliciting will only be exercised at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING RIGHTS

Only our shareholders of record at the close of business on February 22, 2016 (the “Voting Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Voting Record Date, there were 8,938,777 common shares issued and outstanding. We have no other class of equity securities outstanding that are entitled to vote at the Annual Meeting.

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The presence, either in person or by proxy, of at least a majority of our outstanding shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted in determining the presence of a quorum.

REQUIRED VOTE

You are entitled to cast one vote for each share owned. Directors will be elected by a plurality of the votes cast. Our Articles of Incorporation do not permit shareholders to cumulate votes in the election of directors. Abstentions and broker non-votes will not affect the plurality vote required for the election of directors. The proposals to approve our executive compensation and to ratify the appointment of Crowe Horwath require that the number of votes cast in favor of each proposal exceed the number of votes cast against it. Abstentions will not be counted as votes cast and, therefore, will not affect either of these proposals. Similarly, broker non-votes will not affect the proposal regarding executive compensation.

The proposals to approve our executive compensation and ratify the selection of auditors are advisory, so they will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the executive compensation vote when considering future executive compensation arrangements. Further, if the selection of auditors is not ratified by the shareholders, the Audit Committee may re-consider its selection of Crowe Horwath as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

The election of directors and the non-binding advisory vote on executive compensation are not “discretionary” items. If your shares are held in “street name,” you must provide instructions to your brokerage firm in order to cast a vote on these proposals. The ratification of the selection of Crowe Horwath is considered a “discretionary” item, so your brokerage firm may vote in its discretion on your behalf if you do not furnish voting instructions.

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PROPOSAL 1

Election of Directors

Composition of the Board

The Board consists of 11 directors and is divided into three classes, and each class serves a three-year term. The terms of each class expire at successive annual meetings so that our shareholders elect one class of directors at each annual meeting.

We currently have a vacancy in the class of directors whose terms will expire at the 2017 annual meeting. We intend to hold this vacancy open while we consider whether another director should be added to the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The current composition of the Board is:

Directors whose terms expire at this Annual Meeting:	John L. Bookmyer
Stephen L. Boomer
Peter A. Diehl
William J. Small

Directors whose terms expire at the 2017 annual meeting:	Jean A. Hubbard
Barbara A. Mitzel
Charles D. Niehaus

Directors whose terms expire at the 2018 annual meeting:	Douglas A. Burgei
Donald P. Hileman
Samuel S. Strausbaugh

We will elect four directors at the Annual Meeting. Mr. Bookmyer, Mr. Boomer and Mr. Small are standing for re-election. On January 18, 2016, Peter A. Diehl announced his intention not to run for re-election at the Annual Meeting. As a result, the Board has also nominated Thomas A. Reineke for election as a director into the class of directors that is up for election at the Annual Meeting. If elected, each director nominee will serve on the Board until our annual meeting of shareholders in 2019, and until their successors are duly elected and qualified. If any of the four nominees should become unable or unwilling to stand for election at the Annual Meeting, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board. We have no reason to believe that any of the nominees for election named below will be unable or unwilling to serve. Each nominee has consented to act as a director if elected.

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The Board has determined that each of John L. Bookmyer, Stephen L. Boomer, Douglas A. Burgei, Peter A. Diehl, Jean A. Hubbard, Barbara A. Mitzel, Charles D. Niehaus, Thomas A. Reineke and Samuel S. Strausbaugh is “independent” under the rules of The NASDAQ Stock Market LLC (“NASDAQ”). In assessing the independence of directors and the director nominee, the Board considered the business relationships between First Defiance and its directors or their affiliated businesses, other than ordinary banking relationships. Where business relationships other than ordinary banking relationships existed, the Board determined that none of the relationships between First Defiance and their affiliated businesses impaired the directors’ or director nominee’s independence because the amounts involved were immaterial to the directors or to those businesses when compared to their annual income or gross revenues.

Your Board Recommends That You
Vote FOR The Four Nominees Listed Below.

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Nominees for Election at this Annual Meeting:

John L. Bookmyer	Age:	51

	Director Since:	2005

	Business Experience and Specific Qualifications:	President & CEO of Touch Consulting, LLC, Findlay, Ohio and CEO of Pain Management Group, Findlay, Ohio since January 2009; Former Chief Operating Officer of Blanchard Valley Health System, Findlay, Ohio from August 1995 until December 2008. Mr. Bookmyer is a Certified Public Accountant in Ohio and has extensive experience in oversight, leadership and financial matters from his roles at all entities. He is also very familiar with the needs of the region through his interactions with community hospitals and businesses.

Stephen L. Boomer	Age:	65

	Director Since:	1994

	Business Experience and Specific Qualifications:	Retired CEO and President, Arps Dairy, Inc., Defiance, Ohio from 1977 to December 31, 2015. Mr. Boomer is a respected corporate leader in Defiance thanks to his long and successful tenure leading Arps Dairy. This leadership ability and his community presence are valuable assets to the Board.

Thomas A. Reineke	Age:	56

	Director Since:	Nominated for election in 2016

	Business Experience and Specific Qualifications:	President and CEO of Reineke Family Dealerships since 2009. Mr. Reineke brings to the Board valuable perspective from decades of strong leadership and dedication to the community that helped fuel the impressive and consistent growth of his family's business across Northwest Ohio.

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William J. Small	Age:	65

	Director Since:	1998

	Business Experience and Specific Qualifications:	Chairman, President and CEO of First Defiance and Chairman of First Federal from 1999 through December 2013. Mr. Small also served as Chief Executive Officer of First Federal from 1999 until December 2008. Mr. Small understands both the challenges and opportunities facing First Defiance as well as the details of current operations and finances. The Board benefits greatly from his extensive knowledge and familiarity with the Company.

Continuing Directors With Terms Expiring at our 2017 Annual Meeting:

Jean A. Hubbard	Age:	58

	Director Since:	2008

	Business Experience and Specific Qualifications:	Corporate Treasurer and Business Manager of The Hubbard Company, Defiance, Ohio since 2003; Senior Vice President and Human Resource Director, Rurban Financial Corp., 1990 to 2003. Ms. Hubbard offers financial and business expertise through her work as corporate treasurer. Ms. Hubbard also provides the Board with insight regarding employee and human resource issues from her time at Rurban Financial Corp.

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Barbara A. Mitzel	Age:	62

	Director Since:	2008

	Business Experience and Specific Qualifications:	Director of Public Affairs for Consumers Energy, Adrian, Michigan since June 2015; Area Manager for Consumers Energy from 2000 until June 2015; City Commissioner, Adrian, Michigan, from November 1999 until September 2008. Ms. Mitzel is able to provide insight and knowledge of the southeast Michigan market. Her experience with economic development and government and community relations in Michigan is very beneficial to the Board in understanding the concerns of potential customers.

Charles D. Niehaus	Age:	56

	Director Since:	2014

	Business Experience and Specific Qualifications:	Member, Manager of Niehaus Wise & Kalas Ltd, Attorneys at Law, Toledo, Ohio since 2007. Mr. Niehaus has provided legal representation to corporate and business clients for over twenty-five years on a wide range of business issues including the representation of financial institutions in formation, acquisitions, shareholder matters, commercial lending, bank litigation and regulatory compliance. He brings extensive experience in the legal and financial services areas and provides valuable guidance and insight with respect to strategy and compliance.

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Continuing Directors With Terms Expiring at our 2018 Annual Meeting:

Douglas A. Burgei	Age:	61

	Director Since:	1995

	Business Experience and Specific Qualifications:	Veterinarian and co-owner of Napoleon Veterinary Clinic, Napoleon, Ohio since 1978; Co-Owner of PetVet/Pampered Pets Bed & Biscuit, Napoleon, Ohio since 2003 and Ft. Wayne, Indiana since 2006. Dr. Burgei possesses a diverse entrepreneurial background with his multiple successful business ventures. His perspective as a business owner brings great value to the Board.

Donald P. Hileman	Age:	63

	Director Since:	2013

	Business Experience and Specific Qualifications:	President and CEO of First Defiance since January 1, 2014 and First Federal Bank of the Midwest, First Defiance’s wholly-owned subsidiary (“First Federal”), since January 1, 2015; Executive Vice President and Chief Financial Officer of First Defiance and First Federal from 2009 through 2013; Interim Chief Financial Officer from October 2008 to March 2009; CEO of First Insurance from 2007. Prior to joining First Defiance, Mr. Hileman was Corporate Controller of Sky Financial Group, Inc. for 12 years. Mr. Hileman brings to the Board valuable experience and expertise from his work within financial institutions, as well as his knowledge and familiarity with First Defiance and its subsidiaries.

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Samuel S. Strausbaugh	Age:	52

	Director Since:	2006

	Business Experience and Specific Qualifications:	President, CEO and CFO of JB & Company, Inc. since 2011. Former Co-President of Defiance Metal Products, Defiance, Ohio from September 2006 to November 2011. CFO of Defiance Metal Products from November 1998 to July 2008. Mr. Strausbaugh has important tactical and strategic skills that he has developed in management and executive positions with JB & Company and Defiance Metal. His experience with a growing company helps to inform the Board of Directors when considering future business opportunities.

Board Leadership Structure

Since his appointment as President and CEO in 1999, William J. Small has served as Chairman of the Board of Directors. Upon Mr. Small’s retirement in 2013, he retained the position of Chairman and Donald P. Hileman became our President and CEO. This marked the first time in over a decade that these positions had been split. The Board decided it was time to divide these roles because, by doing so, they could continue to benefit from Mr. Small’s experience in a leadership role, and his in-depth familiarity with our hiring and operations.

The Board is aware that one of its responsibilities is to oversee our management and make performance, risk and compensation-related decisions regarding management. In order to appropriately balance the Board’s focus on strategic development with its management oversight responsibilities, the Board created the position of Lead Independent Director, with Stephen L. Boomer currently serving in that role. As Lead Independent Director, Mr. Boomer is a permanent member of the Board’s Executive Committee and presides over executive sessions of the Board, which are attended only by non-management directors. In addition, Mr. Boomer is an active liaison between management and our non-management directors and with individual non-management directors concerning recent developments affecting us. Through the role of an active, engaged Lead Independent Director, the Board believes that its leadership structure is appropriately balanced between promoting our strategic development with the Board’s management oversight function. The Board also believes that its leadership structure has created an environment of open, efficient communication between the Board and management, enabling the Board to maintain an active, informed role in risk management by being able to monitor and oversee those matters that may present significant risks to us. The Board intends to maintain the Lead Independent Director position until such time as Mr. Small would qualify as an independent director or an Independent Chairman is appointed.

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Board Committees

The Board has five standing committees: Audit, Corporate Governance, Compensation, Executive and Risk. The current members of our standing committees are named below:

Audit	Corporate Governance	Compensation	Executive	Risk Committee
J.L. Bookmyer#	S.L. Boomer#**	S.S. Strausbaugh#	W.J. Small#	J.A. Hubbard#
S.L. Boomer**	P.A. Diehl	S.L. Boomer**	D.A. Burgei***	S.L. Boomer**
P.A. Diehl	B.A. Mitzel	J.L. Bookmyer	P.A. Diehl***	D.A. Burgei
J.A. Hubbard	D.A. Burgei	J.A. Hubbard	S.L. Boomer**	D.P. Hileman
S.S. Strausbaugh	C.D. Niehaus		S.S. Strausbaugh***	S.S. Strausbaugh
	W.J. Small		J.L. Bookmyer***	C.D. Niehaus
			J.A. Hubbard***	W.J. Small
B.A. Mitzel***
C.D. Niehaus*** D.P. Hileman

# - Chairperson
** - Lead Independent Director
*** -Denotes Rotating Service

The Audit Committee is responsible for: (i) the appointment of our independent registered public accounting firm; (ii) review of the external audit plan and the results of the auditing engagement; (iii) review of the internal audit plan and results of the internal audits; (iv) review of reports issued by our Compliance Officer; (v) review of the effectiveness of our system of internal control, including review of the process used by management to evaluate the effectiveness of the system of internal control; and (vi) oversight of our accounting and financial reporting practices. The Audit Committee has adopted a written charter setting forth these responsibilities, a copy of which is posted on our website at http://www.fdef.com under the link “Governance Documents.” The Board has determined that John L. Bookmyer and Samuel S. Strausbaugh each have the attributes listed in the definition of “audit committee financial expert” set forth in Item 407(d)(5)(ii) of Regulation S-K and in the NASDAQ listing requirements. All of the Audit Committee members are considered “independent” for purposes of NASDAQ listing requirements and meet the NASDAQ standards for financial sophistication. The Audit Committee met five times in 2015.

The Corporate Governance Committee was established by the Board to ensure that the Board is appropriately constituted and conducts its affairs in a manner that will best serve the Company’s interests and those of our shareholders. Specific duties of the Committee include administering our conflict of interest policy/code of ethics, monitoring the Board’s continuing education and self-assessment process, nominating directors to the Board, and conducting an annual assessment of the Board as a whole, including an assessment of Board composition and committee assignments. The Corporate Governance Committee develops with management the materials discussed and presented at the board strategic planning meeting. The Corporate Governance Committee maintains a robust process for succession planning for the CEO as well as for other executive-level positions. The Governance Committee maintains both an emergency plan and a long-range succession plan. The plans are reviewed at least annually by the Governance Committee. The Corporate Governance Committee has adopted a written charter setting forth its responsibilities, a copy of which is posted on our website at http://www.fdef.com under the link “Governance Documents.” The Corporate Governance Committee met four times in 2015.

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The Board does not have a separate nominating committee, as those functions are performed by the Corporate Governance Committee and the Board as a whole. The Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having business experience, and exhibiting high moral character. Although the Committee does not have a formal diversity policy in place, the Committee does seek to promote a diverse set of viewpoints and business experience in the Board’s membership. The Committee retains the right to modify these minimum qualifications from time to time as circumstances dictate. The Committee has a general process for choosing nominees, which process considers both incumbent directors and new candidates. In evaluating an incumbent director whose term of office is set to expire, the Committee reviews such director’s overall service to us during his or her term, including attendance at meetings, participation and quality of performance. If the Committee chooses to evaluate new director candidates, the Committee uses its network of contacts to compile a list of potential candidates. Then, the Committee determines whether such candidates are independent, which determination is based upon applicable securities laws. Finally, the Committee meets to discuss and consider all candidates’ qualifications and then chooses the candidates. The Corporate Governance Committee considers the following criteria in proposing director nominees to the full Board: (1) independence; (2) high personal and professional ethics and integrity; (3) ability to devote sufficient time to fulfilling duties as a director; (4) impact on diversity of the Board, including skills and other factors relevant to our business; and (5) overall experience in business, education, and other factors relevant to our business.

Our shareholders may also make nominations for candidates for director to the Corporate Governance Committee, provided that notice of such nomination is given in writing to our Secretary not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice must set forth the name, age, business address and residence address (if available) of the nominee and the number of shares that are beneficially owned by the nominee. Also, the shareholder making the nomination must promptly provide any other information reasonably requested by the Corporate Governance Committee. The Committee does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, when evaluating a candidate who was recommended by a shareholder. No director nominations were received from shareholders for the 2016 election of directors.

The Compensation Committee is responsible for overseeing our compensation programs, including base salaries, long-term incentive compensation, equity-based compensation, and perquisites and benefit plans. The Committee also administers the process for evaluation of the Chief Executive Officer and recommends to the Board the compensation for directors (including committee member and committee chair’s fees, equity-based awards and other similar items as appropriate). Further description of the Committee’s responsibilities is set forth under “Compensation Discussion and Analysis” below. The Compensation Committee has adopted a written charter setting forth its responsibilities, a copy of which is posted at http://www.fdef.com under the link “Governance Documents.” The Committee also makes recommendations to the full Board regarding director compensation. All of the Compensation Committee members are considered “independent” for purposes of NASDAQ listing requirements. The Compensation Committee met four times in 2015.

The Executive Committee generally has the power and authority to act on behalf of the Board between scheduled meetings unless specific Board action is required or unless otherwise restricted by our Articles of Incorporation or Code of Regulations, or the Board. As Chairman of the Board, Mr. Small serves as Chairman of the Executive Committee. He, Mr. Boomer and Mr. Hileman serve as permanent members. The remaining directors serve on the Committee on a rotating basis during the year. The Executive Committee met once during 2015.

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The Risk Committee was established by the Board to assist the Board of Directors in fulfilling its oversight responsibilities with regard to the risk appetite of the Company and the risk management and compliance framework and the governance structure that support it. The Risk Committee has adopted a written charter setting forth these responsibilities, a copy of which is posted on the Company’s website at http://www.fdef.com under the link “Governance Documents.” The Risk Committee met five times during 2015.

Compensation Committee Interlocks and Insider Participation

Mr. Bookmyer, Mr. Boomer, Ms. Hubbard and Mr. Strausbaugh served on the Compensation Committee during 2015. There were no Compensation Committee interlocks or insider (employee) participation during 2015.

Board and Board Committee Meetings

Our Board holds regular meetings quarterly. First Federal’s Board of Directors meets twice each quarter. Special meetings of the Boards are held from time to time as needed. There were five meetings of the Board of Directors of First Defiance and nine meetings of the Board of Directors of First Federal held during 2015. All of our directors attended at least 75% of the total number of meetings of the Board of Directors of First Defiance or First Federal, as applicable, and meetings held by all committees of the Board on which the director served during 2015.

Neither the Board nor the Corporate Governance Committee has implemented a formal policy regarding director attendance at our annual shareholder meetings. In 2015, all ten of our then incumbent directors attended the annual meeting.

Non-management directors met twice in executive session in 2015.

Director Compensation

The table below provides information concerning our director compensation for the fiscal year ended December 31, 2015. Employee directors are not paid for Board service. The non-employee Chairman received a retainer of $54,000 and the Lead Independent Director received a retainer of $34,000. Each non-employee director received an annual retainer of $29,000 in 2015. Committee chairs receive an additional annual retainer as follows: (1) Audit Committee – $5,000; (2) Compensation Committee – $5,000; (3) Risk Committee – $5,000; and (4) Corporate Governance Committee – $2,000. In addition, each non-employee director received $750 for each board meeting attended for either First Defiance or First Federal. Mr. Boomer, Mr. Small and Mr. Strausbaugh are also directors of First Insurance Group of the Midwest, Inc., and they receive $500 for each First Insurance board meeting attended. Non-employee directors also receive compensation for each committee meeting attended as follows: (1) Audit Committee – $500; (2) Compensation Committee – $500; (3) Executive or First Federal Executive Loan Committee meetings – $200; and (4) other First Defiance and First Federal Board committees – $500.

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Our directors may defer their retainer and/or meeting fees payable to them under the First Defiance Deferred Compensation Plan. The returns on the amounts deferred are dependent on the investment elections made by the director. The directors’ choices include a number of mutual funds and an account of our common shares. Returns under the plan are calculated to mirror these elections. Because these earnings are denominated in our shares or mutual fund equivalents, such earnings are not considered to be preferential or above market and are not reported in the table below. Also, no director received perquisites or personal benefits with an aggregate value exceeding $10,000.

The Board has set ownership guidelines for the Board and executive management. The guideline for each Board member is ownership of 10,000 shares of First Defiance. The Company allows for the payment of directors fees to be handled by either cash or stock at the election of the individual director.

2015 Director Compensation

Director	Fees Earned or Paid in Cash ($)(a)		Stock Awards ($)	Total ($)
Bookmyer, John L.	$44,050		$8,064	$52,114
Boomer, Stephen L.	$51,496		$8,064	$59,560
Burgei, Douglas A.	$38,396		$8,064	$46,460
Diehl, Peter A.	$38,600		$8,064	$46,664
Hubbard, Jean A.	$43,000		$8,064	$51,064
Mitzel, Barbara A.	$38,171		$8,064	$46,235
Strausbaugh, Samuel S.	$44,431		$8,064	$52,495
Niehaus, Charles D.	$38,850		$8,064	$46,914
Small, William J.	$155,600	(b)	$8,064	$163,664

(a)	The following directors elected to have a portion of the fees reported in this column paid in Company stock instead of cash: Ms. Mitzel- 446 shares were awarded instead of $15,829; Mr. Niehaus- 1,074 shares were awarded instead of $38,565; Mr. Burgei -160 shares were awarded instead of $5,404; Mr. Strausbaugh- 119 shares were awarded instead of $3,969.

(b)	For Mr. Small, this includes a $85,000 consulting fee paid in 2015 pursuant to his consulting agreement with the Company.

Communication with Directors

The Board has adopted a process by which shareholders may communicate with the directors. Any shareholder wishing to do so may write to the Board at our principal business address, 601 Clinton St., Defiance, Ohio 43512. Any shareholder communication so addressed will be delivered unopened to the director or a member of the group of directors to whom it is addressed, or to the Chairman if addressed to the Board.

Board’s Role in Strategic Planning

Our Board has the legal responsibility for overseeing our affairs and, thus, an obligation to keep informed about our business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently its decision-making authority on matters of importance to us. Acting as a full Board and through its standing committees, the Board is fully involved in our strategic planning process.

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Each year, typically in September, senior management and the Board hold an extended meeting to focus on corporate strategy. This session involves presentations from management and input from the directors regarding the assumptions, priorities and strategies that will form the basis for management’s operating plan and strategy for the coming year. At subsequent meetings, the Board continues to review our progress against the strategic plan and to exercise oversight and decision-making authority regarding strategic areas of importance and revise the strategic plan as necessary. The role the Board plays is inextricably linked to the development and review of our strategic plan. Through these procedures, the Board, consistent with good corporate governance practices, encourages our long-term success by exercising sound and independent business judgment on the strategic issues that are important to our business.

Board’s Role in Risk Oversight

The Board’s function of overseeing risk is handled primarily by the Risk Committee. The Chief Risk Officer works with management as well as internal and external auditors to determine and evaluate significant risks that we may be taking and communicates those findings directly to the Committee. The Committee is focused on identifying, quantifying, and minimizing our risks. The Committee believes that by involving both management and auditors in this important process, it is best able to perform its function. First Federal also has a standing Officer Risk Management Committee, Compliance Committee, Information Technology Steering Committee and Asset Review Committee that meets regularly to provide structure and input into our Risk Management Process. The minutes and findings of these committees are presented to the Risk Committee.

EXECUTIVE OFFICERS

The following table sets forth the name of each current executive officer, other than Mr. Hileman, whose information is set forth above, and the principal position and offices he or she holds with First Defiance or First Federal. Each such executive officer has consented to act in the office set forth below.

Name	Information about Executive Officer
Kevin T. Thompson	Chief Financial Officer of First Defiance and First Federal since January 1, 2014. Mr. Thompson was appointed Executive Vice President after joining First Defiance in August 2013. Prior to joining First Defiance, Mr. Thompson served from July 2009 to December 2010 as a consultant to the financial services industry as the sole member of Kevin Thompson Consulting, St. Augustine, Florida. Prior to that he served as Line of Business Chief Financial Officer from July 2007 to October 2008 for Huntington Bancshares, Inc. and Chief Financial Officer of Sky Financial Group, Inc. for eight years prior to that. Mr. Thompson is 62.

John R. Reisner	Executive Vice President, General Counsel and Chief Risk Officer of First Defiance and First Federal since September 2013. Prior to joining First Defiance, Mr. Reisner was Managing Director and Principal – Risk Management Division at Austin Associates LLC from April 2008 to August 2013. Prior to that, he served as General Counsel at Sky Bank and Director of Corporate Compliance at Sky Financial Group. Mr. Reisner is 60.

Gregory R. Allen	Executive Vice President, Community Banking President since January 2015. Prior to his promotion to Community Banking President, Mr. Allen served as President of First Federal’s Southern Market Area since January 2006. Mr. Allen served as Executive Vice President and Chief Lending Officer of First Federal since 1998. Mr. Allen is 52.

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Name	Information about Executive Officer

Sharon L. Davis	Executive Vice President, Director of Human Resources of First Defiance and First Federal since November 2015. Prior to joining First Defiance, Ms. Davis was Senior Vice President and Human Resources Director at First Community Bank from October 2007 to November 2015. Prior to that, she served as an Assistant Vice President, Senior Human Resources Business Partner for BBVA Compass. Ms. Davis is 34.

Marybeth Shunck	President of First Federal’s Northern Market Area since January 2014. Prior to her promotion to President of the Northern Market Area, Ms. Shunck served as Senior Vice President and Head of Retail Administration since 2008. She joined First Federal in 2006 as the Northern Market Retail Administrator. Ms. Shunck is 46.

Timothy K. Harris	President of the Eastern Market Area of First Federal since January 2008 and Executive Vice President since January 2007. From January 2007 until January 2008, Mr. Harris was a Senior Lender. Mr. Harris joined First Federal as a Commercial Lender in October 2000. Mr. Harris is 57.

Amy L. Hackenberg	Executive Vice President, President of the Southern Market Area of First Federal since December of 2015. Prior to joining First Federal, Ms. Hackenberg served as Community President and Business Banking Market Manager for Huntington Bank for 8 years. Prior to that, she served as Senior Vice President and Officer of Trust Sales Administration for Sky Bank from 2000-2008. Ms. Hackenberg has been in banking for 19 years. Ms. Hackenberg is 45.

James R. Williams, III	Western Market Area President since September 2010 and Western Market Area Commercial Senior Lender since January 2009 and Commercial Lender since January 1998 when he joined First Federal. Mr. Williams has been in banking for 21 years. Mr. Williams is 48.

Michael D. Mulford	Executive Vice President, Chief Credit Officer since April 2011 and Senior Vice President since July 2004 when he joined First Federal. Prior to joining First Federal, Mr. Mulford was a Credit Officer for Key Bank. Mr. Mulford is 51.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation of our executive officers identified in the Summary Compensation Table (“Named Executive Officers”). Our goal is to become a high performing community bank, meeting or exceeding the 75th percentile of our peers in key financial measures. In 2015, we reported record diluted earnings per share, up 15.6% over the prior year, reflecting key improvements in growth, profitability, efficiency and credit quality.

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Compensation Philosophy and Objectives

The Board believes the most effective executive compensation program is one that rewards the achievement of specific annual, long-term and strategic goals that are established in conjunction with strategic planning initiatives and the long-term objective of maximizing shareholder value. Consistent with that philosophy, our executive compensation packages include both cash and stock-based compensation that reward performance as measured against predetermined goals. The Compensation Committee (the “Committee”) evaluates our executive compensation to ensure that it is sufficiently competitive to enable us to attract and retain qualified employees in key positions. Total compensation commensurate with the median compensation paid to similarly situated executives of peer companies is generally what the Committee considers competitive.

The Board encourages ownership of FDEF shares by its executive management, which is why a significant part of the Named Executive Officer’s compensation package is paid in equity. As a result, the Committee has established share ownership guidelines for executives as follows:

CEO	30,000 shares
CFO, Chief Risk Officer, Community Banking President	10,000 shares
All other Executive officers	5,000 shares

Advisory Vote on Executive Compensation

At the 2013 annual meeting, our shareholders approved holding annual votes on our executive compensation. In addition, the Board receives investor feedback through the Company’s participation at investor conferences periodically throughout the year. At our 2014 annual meeting, our shareholders approved our executive compensation with 98.5% of the votes cast, indicating that shareholders are strongly supportive of our executive compensation program. The resolution to approve First Defiance’s executive compensation is advisory, so it is not binding upon the Board of Directors. However, the Compensation Committee took the shareholder recommendation into account when reviewing executive compensation for 2015 and will continue to monitor shareholder approval levels going forward.

Roles of the Committee and Chief Executive Officer in Compensation Decisions

The Committee makes all compensation decisions. The CEO makes compensation recommendations to the Committee for all Named Executive Officers except himself.

2015 Executive Compensation Components

For the fiscal year ended December 31, 2015, the principal components of compensation for our Named Executive Officers were:

•	Base salary;

•	Short-term cash and equity incentive compensation;

•	Long-term equity incentive compensation;

•	Retirement benefits; and

•	Perquisites and other personal benefits.

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In the latter part of 2014, the Committee engaged Pay Governance, an independent executive compensation consulting firm, to perform an analysis of compensation for our directors, CEO, CFO, Chief Risk Officer and Community Banking President/Chief Lending Officer of First Federal. In conducting this analysis, Pay Governance independently developed competitive data for base salaries, short-term incentives, total cash compensation (sum of salary and bonus), long-term incentives, equity compensation and total direct compensation (sum of cash compensation and long-term incentives) from proxies and SEC filings of select peer banks ranging in asset size from $1 billion to $5 billion and as listed below, surveys of other banks and the consulting experience of Pay Governance.

For 2015, the Committee, at the recommendation of Pay Governance, determined to use a new peer group to evaluate the appropriateness of the compensation package for each of First Defiance and First Federal’s officers, including the Named Executive Officers, and to evaluate the long-term incentive plan’s relative performance measures. That peer group is:

•	Farmers National Banc Corp., Canfield, OH	•	Horizon Bancorp, Michigan City, IN

•	Civista Bancshares, Inc, Sandusky, OH	•	Canandaigua National Corp., Canandaigua, NY

•	German American Bancorp, Inc. Jasper, IN	•	Farmers Capital Bank Corp., Frankfort, KY

•	CNB Financial Corp., Clearfield, PA	•	HopFed Bancorp Inc., Hopkinsville, KY

•	Lakeland Financial Corp., Warsaw, IN	•	Isabella Bank Corporation, Mt. Pleasant, MI

•	LCNB Corp., Lebanon, OH	•	MainSource Financial Group, Greensburg, IN

•	Macatawa Bank Corp., Holland, MI	•	Community Trust Bancorp, Pikeville, KY

•	Chemung Financial Corp., Elmira, NY	•	Summit Financial Group, Inc., Moorefield, WV

•	Stock Yards Bancorp, Inc., Louisville, KY	•	S&T Bancorp, Inc. Indiana, PA

•	Peoples Bancorp, Inc., Marietta, OH	•	Premier Financial Bancorp Inc., Huntington, WV

Compared to the 2014 peer group, Firstbank Corp., Mutualfirst, Financial, LNB Bancorp, Inc., Mercantile Bank Corp., Porter Bancorp, Inc., Republic Bancorp, Inc., 1st Source Corp., Tompkins Financial Corp., Bank of Kentucky Financial Corp., First Financial Corp., First Merchants Corp., S Y Bancorp, Inc., Independent Bank Corp., STAR Financial Group, INC., and United Community Financial Corp. were removed. New additions to the peer group for 2015 were Civista Bancshares, Inc., CNB Financial Corp., LCNB Corp., Chemung Financial Corp., Stock Yards Bancorp, Inc., HopFed Bancorp., Isabella Bank Corporation, Summit Financial Group, Inc., Premier Financial Bancorp Inc. and Canadaigua National Corp.

Base Salary

We provide our Named Executive Officers and other employees with a base salary to compensate them for services rendered during the fiscal year. The base salary for each of the Named Executive Officers is generally determined at the beginning of the year.

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The Committee reviewed the 2014 analysis and recommendations of Pay Governance regarding the pay practices of companies similar to First Defiance in order to determine an appropriate salary for Mr. Hileman. When Mr. Hileman was promoted to CEO, at the time, Pay Governance recommended a three-year transition period to increase Mr. Hileman’s compensation to the market median salary level and the Committee agreed with this recommendation. Pay Governance’s 2014 evaluation continued to support the three-year transition of the CEO’s base salary to market median levels. The Committee considered that evaluation, the CEO’s performance review, and the 2014 performance of the Company in deciding to increase Mr. Hileman’s salary from $360,000 to $400,000 for 2015.

Base salaries for Named Executive Officers other than the CEO are determined based upon recommendations made by the CEO. In making a recommendation for 2015 salaries, the CEO compared the base salary levels of the other Named Executive Officers with the median levels of the peer group noted above, and with data from the ABA Compensation & Benefits Survey, the OBL Bank Compensation & Benefits Survey and the Michigan Bankers Association.

As a result of Mr. Hileman’s review of these benchmarking compensation studies, for 2015, Mr. Hileman recommended salary increases ranging from 4% to 6% for Mr. Thompson, Mr. Reisner and Mr. Mulford. In addition, Mr. Hileman recommended a salary increase of 16.3% for Mr. Allen as a result of his promotion from President Southern Market Area to Community Banking President. After evaluating a number of factors, including changes in responsibilities, performance evaluations and the 2014 peer group analysis performed by Pay Governance, the Committee decided to approve all of Mr. Hileman’s recommendations.

Performance-Based Incentive Compensation

The Board believes that a significant amount of executive officer compensation should be performance based. Under the Incentive Compensation Plan, we have created opportunities for employees to earn short-term and long-term incentive compensation in the form of both cash and equity awards based on the level of achievement of performance targets that are established each year by the Committee. The Board believes the incentive plans align with shareholder interests, enable attracting and retaining executive talent, balance risk with rewards and support the long-term performance goals of the Company. In general, the Committee establishes threshold, target and maximum bonus payout goals. If the threshold performance level is not achieved, the payout percentage for that component of the bonus calculation is zero. If the performance level for a component is between the threshold and target or between the target and the maximum performance goal, the payout percentage is prorated. In addition, the Board has adopted an incentive compensation clawback policy providing for a three-year review period of reported results of the Company to ensure that all incentive compensation is paid based on accurate financial and operating data and the correct calculation of performance against incentive targets. A copy of this policy is posted on the Company’s website at http://www.fdef.com under the link “Governance Documents.”

In December 2014, the Committee reviewed Pay Governance’s analysis of the Company’s Incentive Compensation Plan compared to the peer group as to metrics, performance ranges and weightings. The Committee established incentive targets and granted awards for 2015 under the Incentive Compensation Plan to permit employees who are selected as participants to earn a specified “target” percentage of their base salary, which is split equally between a short-term award paid in cash and based on the Company’s 2015 performance, and a long-term award paid in equity and based on the Company’s performance from 2015 to 2017. Both the short-term award and the long-term award can be earned at between 0% and 150% of the specified “target,” depending on the level of attainment of the performance objectives.

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2015 Short-Term Executive Incentive Compensation

The 2015 First Defiance performance targets for the short-term incentive compensation award for all of the Named Executive Officers were based on: Earnings Per Share, Non-Performing Assets/Total Assets, and Non-Interest Expense/Average Assets. The Board believes that Earnings Per Share measures the Company’s profitability consistent with shareholder interests, Non-Performing Assets/Total Assets emphasizes the importance of managing credit risk and Non-Interest Expense/Average Assets accentuates controlling expenses. All targets for 2015 were set in conjunction with the Board’s and management’s expectations for the year and represent improvements viewed as attainable yet challenging.

The relative weighting of each target and the related payout percentages of the bonus potential are described below:

Award Formula Component	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual attained level	Payout percentage
Earnings Per Share (40% weighting)	$2.40	$2.59	$2.71	$2.82	150.00%
Non-Performing Assets/Total Assets (40% weighting)	1.51%	1.42%	1.20%	1.25%	138.64%
Non-Interest Expense/Avg Assets (20% weighting)	3.10%	3.03%	2.94%	3.05%	84.44%
2015 short-term incentive total weighted payout percentage					132.34%

In 2015, the Company exceeded the Threshold level of performance in all three categories. The actual earnings per share (“EPS”) level was $2.82, resulting in a 150.00% payout of the 40% weighting, or a 60.00% weighted payout for this metric of the target award. The actual non-performing assets to total assets ratio was 1.25%, resulting in a 138.64% payout of the 40% weighting, or a 55.45% weighted payout for this metric of the target award. The actual non-interest expense to average assets ratio was 3.05%, resulting in a 84.44% payout of the 20% weighting, or a 16.89% weighted payout for this metric of the target award. The aggregate short-term incentive award weighted payout was 132.34% of the overall target award amount. The Committee reviewed the components and earned payouts and certified the cash payouts at the earned level for the short-term incentive plan.

The 2015 target short-term incentive compensation component and actual bonus payout as approved by the Committee for the Named Executive Officers is set forth below:

	Award Potential at Target		Actual Payout
Executive Officer	(% of Base Salary)	(Dollar amount)
Donald P. Hileman	45%	$180,000	$238,212
Kevin T. Thompson	35%	$76,426	$101,142
Gregory R. Allen	35%	$70,000	$92,638
John R. Reisner	35%	$63,051	$83,442
Michael D. Mulford	30%	$44,816	$59,310

2015 Long-Term Executive Incentive Compensation. The Committee established a long-term incentive compensation component for 2015 under the Incentive Compensation Plan to reward certain executives, including the Named Executive Officers, for increasing the value of the Company through sustained future growth and profitability. Awards are made in restricted stock units (“RSUs”) issued under our 2010 Equity Incentive Plan at the beginning of the three-year performance period. At the end of the three-year performance period, First Defiance’s performance is evaluated and each whole or fractional RSU entitles the officer to receive one FDEF share on the date the RSU is settled. In the first quarter of 2015, we entered into a 2015 Long-Term Restricted Stock Unit Award Agreement with each of the Named Executive Officers, pursuant to which, each officer was awarded an amount of RSUs equal to 100% of the Maximum payout under the long-term incentive compensation component. The number of RSUs granted under the plan was calculated by taking the maximum incentive payout dollar value divided by the 20-day average share closing price as of December 31, 2014. If the officer’s employment terminates for any reason (except for certain circumstances as described in the award agreement that have special vesting schedules for death, disability, retirement and change in control) prior to the end of the applicable performance period, the officer forfeits all of the RSUs subject to the target award for that and any subsequent performance period.

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The 2015-2017 long-term incentive compensation target award for each of the Named Executive Officers is set forth below.

	Bonus Potential Dollar Amount
Executive Officer	(% of Base Salary)	Target	Maximum
Donald P. Hileman	45%	$187,884	$284,673
Kevin T. Thompson	35%	$79,780	$120,879
Gregory R. Allen	35%	$73,059	$110,695
John R. Reisner	35%	$65,820	$99,728
Michael D. Mulford	20%	$31,044	$47,037

The 2015 long-term incentive plan awards have different payout percentages and components than the 2014 long-term incentive plan awards, and utilize the new peer group established by the Committee as set forth above under “2015 Executive Compensation Components.” The applicable performance criteria and weighting for the 2015-2017 performance period are as described below:

Award Formula Component	Threshold (33% Payout)	Target (66% Payout)	Maximum (100% Payout)
Return on Assets (50% weighting)	30th Percentile	50th Percentile	75th Percentile
EPS Growth (50% weighting)	30th Percentile	50th Percentile	75th Percentile

Achievement of the performance levels are determined by the Committee, in its sole discretion, using financial information filed with the Securities and Exchange Commission and other sources as available. The Committee reserves the right, in its sole discretion, to make such periodic adjustments as it determines appropriate to the peer group.

Retirement Benefits

All of our employees, including the Named Executive Officers, are eligible to participate in the First Defiance Financial Corp. 401(k) Employee Savings Plan (the “Savings Plan”) and the First Defiance Employee Stock Ownership Plan (the “ESOP”).

The Savings Plan is a tax-qualified retirement savings plan pursuant to which all employees are able to contribute up to the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. We maintain a safe harbor plan that matches 100% of the first 3% of pay that is contributed to the Savings Plan plus 50% of the salary deferrals between 3% and 5% of compensation. All employee contributions to the Savings Plan are fully vested upon contribution, and our matching contribution is vested upon completion of a minimum service requirement.

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The ESOP is a tax qualified plan under which FDEF shares are allocated to participant accounts based on the participant’s compensation relative to compensation of all active participants in the ESOP. The compensation of participants, including the Named Executive Officers, was limited to the Internal Revenue Service mandated maximum of $265,000 in 2015 for purposes of calculating the annual allocation shares. FDEF shares allocated to participant accounts are fully vested when the participant has completed three years of service. Participants in the ESOP hold full voting privileges for shares allocated to their accounts. Additional shares are allocated to participant accounts in lieu of dividends earned on allocated shares. FDEF shares in the ESOP has been fully allocated, subject to re-allocation in the event of forfeitures. We did not make a contribution to the ESOP in 2013, 2014 or 2015. In December, 2015, the FDEF Board elected to terminate the ESOP plan.

The Named Executive Officers are entitled to participate in the First Defiance Deferred Compensation Plan, which enables the Named Executive Officers to defer up to 80% of their base salary and up to 100% of bonus payments. The First Defiance Deferred Compensation Plan is discussed in further detail under the heading “Executive Compensation — Nonqualified Deferred Compensation” below.

Perquisites and Other Personal Benefits

We provide our Named Executive Officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

In 2015, we provided each of the Named Executive Officers, other than Mr. Allen, with the option to receive a $600 monthly automobile allowance. We provide Mr. Allen the use of a Company owned vehicle. Each Named Executive Officer is eligible, upon relocation, to receive reimbursement for certain reasonable expenses associated with the costs of such relocation. The Company considers reimbursement requests for country club and other social organization membership for its senior officers, including the Named Executive Officers, for certain business purposes.

In 2010, we established an Executive Group Life Post-Separation Plan, which provided death benefits equal to two times the executive’s base salary. Participation in the Post Separation Plan terminated the executives’ participation in the First Federal Bank of the Midwest Executive Group Life Plan dated April 28, 2003. All of the Named Executive Officers participate in the Executive Group Life Post-Separation Plan, except Mr. Thompson and Mr. Reisner.

The value of these perquisites is included in column (g) of the “Summary Compensation Table.”

Employment and Change in Control Agreements

We have Employment or Change in Control Agreements with certain key employees, including the Named Executive Officers, except Mr. Mulford. These agreements include provisions for severance payments upon a change of control and are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the Named Executive Officers is provided under the heading “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.

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COMPENSATION COMMITTEE REPORT

First Defiance’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our annual report on Form 10-K.

Samuel S. Strausbaugh, Chairman

John L. Bookmyer

Stephen L. Boomer

Jean A. Hubbard

February 15, 2016

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2015, 2014 and 2013. The Named Executive Officers include all persons serving as our CEO and CFO during 2015, and our three other most highly compensated executive officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Donald P. Hileman	2015	$400,000	$-	$213,505	$238,212	$19,805	$871,522
President & Chief Executive	2014	356,500	-	162,575	192,578	11,637	723,290
Officer of First Defiance	2013	228,269	-	179,707	53,578	10,659	472,213
and First Federal; CEO of
First Insurance Group of the
Midwest, Inc.

Kevin T.Thompson	2015	$218,360	$-	$90,659	$101,142	$10,516	$420,678
Executive Vice President &	2014	204,846	-	69,281	86,066	3,096	363,288
Chief Financial Officer	2013	73,077	-	-	17,166	61	90,304
of First Defiance and First
Federal

John R. Reisner	2015	$180,147	$-	$74,796	$83,442	$10,973	$349,358
Executive Vice President	2014	168,998	-	57,163	71,004	2,347	299,512
& Chief Risk Officer and	2013	50,135	-	-	11,767	-	61,902
Legal Counsel of First Defiance
and First Federal

Gregory R. Allen	2015	$200,000	$-	$83,021	$92,638	$22,862	$398,521
Executive Vice President &	2014	170,955	-	31,829	34,257	21,326	258,367
Community Banking President	2013	165,853	-	93,821	34,697	20,172	314,543
of First Federal

Michael D. Mulford	2015	$149,387	$-	$ 35,278	$59,310	$8,953	$252,927
Executive Vice President &	2014	143,581	-	26,139	51,610	7,318	228,647
Chief Credit Officer of First Federal	2013	138,768	-	77,017	23,180	7,445	246,410

(1)	For 2013, Mr. Hileman served as Executive Vice President and CFO of First Defiance and First Federal and CEO of First Insurance Group of the Midwest, Inc. In addition, Mr. Thompson and Mr. Reisner did not join the Company until the fall of 2013.

(2)	The amounts in column (e) reflect the aggregate grant date fair value of the shares granted under the 2013 long-term incentive plan awards, as computed in accordance with FASB ASC Topic 718, and the estimated values of the 2014 and 2015 long-term incentive plan awards based upon the probable outcomes. Assumptions used in the calculations of these amounts are included in Note 20 to our audited financial statements for the fiscal year ended December 31, 2015, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2015. If maximum results are achieved under the 2015 long-term incentive plan, awards would be as follows: Mr. Hileman $284,673; Mr. Thompson $120,879; Mr. Reisner $99,728; Mr. Allen $110,695; Mr. Mulford $47,037, with all awards paid in FDEF shares.

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(3)	The amounts in column (f) reflect the cash incentive awards to the named individuals discussed in further detail above, under the heading “Performance-Based Incentive Compensation”.

(4)	The amount shown as “All Other Compensation” includes the following perquisites and personal benefits:

Name	Club Membership	Automobile Allowance or Personal Use of Company Automobile	401(k) Match	Value of Life Insurance	Employee Stock Purchase Plan Match (a)	Company Deferred Compensation Plan Contribution	Total
Donald P. Hileman	$-	$-	$10,749	$2,246	$735	$6,075	$19,805
Kevin T.Thompson	$-	$-	$9,056	$1,460	$-	$-	$10,516
John R. Reisner	$-	$-	$9,734	$1,239	$-	$-	$10,973
Gregory R. Allen	$6,640	$4,001	$9,716	$705	$1,800	$-	$22,862
Michael D. Mulford	$-	$-	$8,274	$484	$195	$-	$8,953

(a)	All of our employees, including the Named Executive Officers, are eligible to participate in the First Defiance Financial Corp. Employee Investment Plan (the “ESPP”). The ESPP is a means for all employees to purchase FDEF shares at the current market prices at the time of purchase through regular payroll deductions. We will contribute an amount equal to 15% of each of the participating employee’s actual payroll deductions up to $150 per month. The employee specifies the amount to be withheld from his/her pay with a minimum of $30 per month and a maximum of $5,000 per month.

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2015 Grants of Plan-Based Awards

During 2015, we made awards to Named Executive Officers as part of short-term and long-term incentive compensation awards, as described above. The short-term incentive compensation awards provided for cash payments. The long-term incentive compensation awards are made in RSUs and settled in shares Company shares.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Date Approved by Compensation Committee	Threshold ($)	Target ($)	Maximum ($)	Threshold (Shares/ Units)	Target (Shares/ Units)	Maximum (Share/ Units)	Grant Date Fair Value of Stock Awards
Donald P. Hileman	01/01/15	01/02/15	$90,000	$180,000	$270,000	2,758	5,516	8,358	$284,673
Kevin T. Thompson	01/01/15	01/02/15	$38,213	$76,426	$114,639	1,1171	2,342	3,549	$120,879
John R. Reisner	01/01/15	01/02/15	$31,526	$63,051	$94,577	966	1,932	2,928	$99,728
Gregory R. Allen	01/01/15	01/02/15	$35,000	$70,000	$105,000	1,073	2,145	3,250	$110,695
Michael D. Mulford	01/01/15	01/02/15	$22,408	$44,816	$67,224	456	911	1,381	$47,037

(1)	Short term incentive awards granted in 2015 pursuant to the Incentive Compensation Plan, as described above.

(2)	Long term incentive awards made in RSUs and granted pursuant to the 2015 Incentive Plan, as described above.

Outstanding Equity Awards at Fiscal Year-End 2015

The following table provides information concerning unexercised options and non-vested stock awards for each Named Executive Officer outstanding as of the end of the most recently completed fiscal year. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award. The table also discloses the exercise price and the expiration date.

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Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(1)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Donald P. Hileman					-	-	12,529	$473,327

Kevin T. Thompson					-	-	5,330	$201,358

John R. Reisner					-	-	4,397	$166,119

Gregory R. Allen					-	-	3,664	$138,407
	2,000	0	$26.47	05/21/2016
	1,000	0	$27.41	04/16/2017
	1,000	0	$17.64	04/21/2018
	1,000	0	$11.00	04/23/2019

Michael D. Mulford					-	-	2,043	$77,175

(1)	The numbers of restricted stock units vesting at December 31, 2016 are as follows: Mr. Hileman 6,260, Mr. Thompson 2,668, Mr. Reisner 2,201, Mr. Allen 1,226 and Mr. Mulford 1,007. The numbers of restricted stock units vesting as of December 31, 2017 are as follows: Mr. Hileman 6,269, Mr. Thompson 2,662, Mr. Resiner 2,196, Mr. Allen 2,438 and Mr. Mulford 1,036.

Option Exercises and Stock Vested In 2015

The following table provides information concerning exercises of stock options and vesting of stock awards during the most recently completed fiscal year for each of the Named Executive Officers on an aggregated basis. The table reports the number of shares for which the options were exercised or vested and the aggregate dollar value realized upon exercising those options or when the stock awards became vested.

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	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Donald P. Hileman	-	$-	2,179	$82,323
Kevin T. Thompson	-	$-	-	$-
John R. Resiner	-	$-	-	$-
Gregory R. Allen	2,000	$14,620	531	$20,061
Michael D. Mulford	750	$7,778	479	$18,097

Nonqualified Deferred Compensation

Pursuant to the First Defiance Deferred Compensation Plan, certain executives, including our Named Executive Officers, as well as our directors may defer receipt of up to 80% of their base compensation and up to 100% of non-equity incentive plan compensation and, in the case of directors, up to 100% of directors’ fees. Deferral elections are made by eligible executives or directors in December of each year for amounts to be earned in the following year.

Amounts deferred in the First Defiance Deferred Compensation Plan may be invested in any funds available under the Plan. The table below shows the funds available under the Plan and their annual rate of return for the calendar year ended December 31, 2015, as reported by the administrator of the Plan.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
AmCent VP Value: CI 2	-4.02%	Mainstay VP Cash Mgmt	0.00%
Fidelity VIP Contrafund: IC	0.67%	MainStay VP Int’l Eq	6.17%
Fidelity VIP Freedom 2010: IC	-0.29%	Mainstay VP MidCap Core	-3.68%
Fidelity VIP Freedom 2020: IC	-0.27%	PIMCO VIT Tot Return: AC	0.45%
Fidelity VIP Freedom 2030: IC	-0.24%	Royce Micro-Cap	-12.46%
Fidelity VIP InvGd Bond: IC	-0.60%	UIF US Real Estate	2.17%
First Defiance Stock	13.20%	T. Rowe Price Ltd-Term Bond	0.31%
Janus AS Forty: IS	12.22%	MainStay VP Eagle Small Grow	-0.91%

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Benefits under the First Defiance Deferred Compensation Plan are generally paid beginning in the year following the executive’s retirement or termination. However, the Plan has provisions for scheduled “in-service” distributions from the Plan, and it also allows for hardship withdrawals upon the approval of the Committee. Retirement benefits are paid either in a lump sum or in scheduled installment payments when the executive’s termination is considered a retirement. All other distributions are made in lump sum payments.

The following table provides information with respect to our Named Executive Officers’ participation in the First Defiance Deferred Compensation Plan. None of our Named Executive Officers received a withdrawal or distribution under the Plan.

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End (3) ($)
Donald P. Hileman	$34,258	(1)	$6,075	(2)	$3,010	$121,776
Kevin T. Thompson	$0				$0	$0
John R. Reisner	$0				$0	$0
Gregory R. Allen	$0				$1,326	$198,957
Michael D. Mulford	$0				$0	$0

(1)	This amount is included in the Salary column of the Summary Compensation Table.
(2)	This amount is included in the All Other Compensation column of the Summary Compensation Table.
(3)	All amounts except Aggregate Earnings have been reported as compensation in the Summary Compensation Table in previous years.

Potential Payments Upon Termination or Change in Control

The discussion below summarizes the estimated payments to be made under each contract, agreement, plan or arrangement that provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment including by resignation, severance, retirement, disability or a constructive termination, by a change of control of the Company, or by a change in the Named Executive Officer’s responsibilities (that may not result in a termination of employment).

Payments Made Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, the executive is entitled to receive amounts earned during the term of employment. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year;

•	amounts contributed under the First Defiance Deferred Compensation Plan;

•	unused vacation pay;

•	amounts accrued and vested through our 401(k) Plan; and

•	ability to exercise outstanding vested options for up to 3 months after termination (but not longer than the original term).

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Payments Made Upon Retirement

In the event of retirement of a Named Executive Officer, in addition to the items identified above, the executive will be entitled to the following:

•	accelerated vesting of all outstanding unvested stock options and ability to exercise all outstanding options for up to 5 years after retirement (but not longer than the original term);

•	accelerated vesting of all outstanding restricted stock;

•	accelerated vesting of a portion of outstanding restricted stock units calculated based on the actual performance of the company and peer group through the fiscal quarter ending closest to the date of such retirement; and

•	executives who meet minimum age and years of service requirements are entitled to continue to participate in our health and welfare benefits. These benefits are the same as retiree medical benefits offered to all of our employees and are more fully described in Note 16 to the Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2015.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed under the headings “Payments Made upon Termination” and “Payments Made Upon Retirement” above, the Named Executive Officer will receive benefits under our disability plan or payments under our life insurance plans, as appropriate. A Named Executive Officer who dies or becomes disabled prior to retirement will only have one year after death or disability (or the original term, if shorter) to exercise all outstanding stock options.

Payments Made Upon Change of Control

Mr. Hileman, Mr. Thompson and Mr. Allen have each entered into an employment agreement with FDEF and First Federal, the terms of which are all similar. Under the employment agreements, if the executive’s employment is terminated for (and for Mr. Hileman and Mr. Thompson, up to six months after) a change of control (other than termination by us for cause or by reason of death or disability) or if the executive terminates his employment for “good reason” (as defined in the employment agreements), in addition to the benefits listed under the heading “Payments Made Upon Termination,” the executive will receive a lump sum severance payment of 2.99 times the employee’s average annual compensation for the five most recent taxable years ending during the calendar year in which the Notice of Termination occurs. Under the employment agreements, compensation is defined as base salary plus non-equity incentive bonus. In addition, the employment agreements provide that the executive will be entitled to continued participation in insurance and other benefit plans for the earlier to occur of the expiration of the term of the employment agreement or the date upon which the executive becomes a full-time employee of another employer.

Mr. Reisner has entered into a change of control and non-solicitation agreement. Under the terms of this agreement, in the event his employment is terminated within six months prior to a change of control or within one year after a change of control, he is entitled to receive an amount equal to two times his base salary most recently set prior to the occurrence of the change in control. He is also entitled to continued health insurance coverage at no cost until the earlier of one year or the date on which he is included in another employer’s health insurance plan.

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Generally, pursuant to the employment and change of control agreements, a change of control has the meaning set forth in Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended. In order to receive any payments under the employment or change of control agreements, Mr. Hileman, Mr. Thompson and Mr. Reisner must execute a general release of claims.

All of the Named Executive Officers’ unvested stock options will automatically vest and become exercisable in the event of a change in control. Further, all or a portion of the individual’s unvested restricted stock and unvested restricted stock units will vest in the event that the individual is terminated without cause after a change in control but before the end of the performance period covered by the restricted stock or restricted stock unit award. The portion of the unvested restricted stock and unvested restricted stock units that vests is the greater of (a) the number of shares that would have vested if the individual had been employed for the full performance period and the target level of performance had been achieved for each performance goal, or (b) the number of shares that would vest based on the actual performance of the company and peer group through the fiscal quarter ending closest to the date of such termination. Such unvested restricted stock and restricted stock units do not vest in the event of termination for reasons other than retirement, death or disability, even if such termination is for “good reason.”

The table below summarizes the estimated payments set forth in the agreements described above. The amounts shown assume that such termination was effective as of December 31, 2015, and, thus, include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from us.

Executive Benefits and Payments upon Termination	Voluntary Termination	For Cause Termination	Involuntary Not for Cause Or Voluntary Good Reason Termination	Involuntary Change of Control Termination (CIC)	Death	Disability
Donald P. Hileman
Severance	-	-	$1,149,156	$1,149,156	-	-
Accelerated vesting of options	-	-	-	-	-	-
Kevin T. Thompson
Severance	-	-	$698,322	$698,322	-	-
Accelerated vesting of options	-	-	-	-	-	-
John R. Reisner
Severance	-	-	$372,294	$372,294	-	-
Accelerated vesting of options	-	-	-	-	-	-
Gregory R. Allen					-	-
Severance	-	-	$668,236	$668,236	-	-
Accelerated vesting of options	-	-	-	-	-	-
Michael D. Mulford					-	-
Severance	-	-	-	-	-	-
Accelerated vesting of options	-	-	-	-	-	-

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PROPOSAL 2

Non-Binding Advisory Vote on Executive Compensation

Our shareholders have an opportunity to approve, in a non-binding advisory vote, the compensation of our Named Executive Officers as disclosed in this proxy statement. Our Named Executive Officers are those individuals included in the Summary Compensation Table on page 25 in this proxy statement. The compensation being approved is the compensation required to be disclosed in this proxy statement by the rules of the SEC, including the compensation described in the Compensation Discussion and Analysis, accompanying tables and any related material disclosed in this proxy statement.

The vote is advisory in nature and therefore will not bind the Board to take any particular action. Nevertheless, if there is a significant vote against, the Board intends to attempt to determine the reason for such negative votes and may make changes to executive compensation based on its findings.

The Board has structured our executive compensation program with the following objectives in mind: compensation should be directly linked to corporate operating performance, and all officers should receive fair and equitable compensation for their respective levels of responsibility and supervisory authority compared to their peers within the Company as well as their peers within the financial services industry. The Board urges you to read the “Compensation Discussion and Analysis” starting on page 17 of this proxy statement and the related compensation tables and narrative through page 32.

The Board is asking you to approve the following resolution, which will be submitted for a shareholder vote at the Annual Meeting:

“Resolved, that the shareholders approve the compensation of First Defiance’s named executive officers as named in the Summary Compensation Table of the Company’s 2016 Proxy Statement, as described in the ‘Compensation Discussion and Analysis,’ the compensation tables and the related disclosure contained on pages 17 - 32 in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board, overrule any decision made by the Board, or create or imply any additional fiduciary duty by the Board. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Your Board Recommends That You
Vote FOR the Approval of our Executive Compensation.

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BENEFICIAL OWNERSHIP

The following table includes, as of the Voting Record Date, certain information as to the FDEF shares beneficially owned by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“1934 Act”), known to us to be the beneficial owner of more than 5% of the issued and outstanding shares, (ii) each director and nominee, (iii) the Named Executive Officers, and (iv) all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner (a)	Shares Owned		Right to Acquire Beneficial Ownership Under Options Exercisable Within 60 Days	Percent of Class (b)
Dimensional Fund Advisors LP	788,528	(d)	—	8.82%
BlackRock, Inc.	763,618	(c)	—	8.54%
William J. Small	96,034	(e)	18,000	1.27%
John R. Reisner	1,000		—	—
Dr. Douglas A. Burgei	23,991	(e)	—	—
Donald P. Hileman	26,753		—	—
Kevin T.Thompson	2,000		—	—
Gregory R. Allen	22,954	(f)	5,000	—
Michael D. Mulford	2,532		—	—
Peter A. Diehl	10,240	(g)	—	—
Stephen L. Boomer	13,169	(e)	—	—
Samuel S. Strausbaugh	9,327		2,800	—
John L. Bookmyer	8,113		—	—
Barbara A. Mitzel	7,048	(e)	—	—
Jean A. Hubbard	4,766		2,000	—
Charles D. Niehaus	1,936		—	—
All current directors and executive officers as a group (19 persons)	259,055	(e)(f)	27,800	3.20%

(a)	Each of the directors and executive officers may be contacted at the address of First Defiance.

(b)	If no percent is provided, the number of shares is less than 1% of the total outstanding FDEF shares.

(c)	Based on a Schedule 13G/A filed with the SEC on January 26, 2016, BlackRock, Inc., 55 East 52nd Street, New York, New York 10022, possesses sole voting power over 740,823 shares and sole dispositive power over 763,618 shares.

(d)	Based on a Schedule 13G/A filed with the SEC on February 9, 2016, Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746 (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, possesses sole voting power over 789,908 shares and sole dispositive power over 788,528 shares. All shares reported are owned by the funds for which Dimensional serves as investment advisor, and Dimensional disclaims beneficial ownership of such securities.

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(e)	Includes shares in which beneficial owners share voting and/or investment power as follows: 8,540 held jointly by Mr. Boomer and his spouse; 4,901 shares held jointly by Dr. Burgei and his spouse; 2,336 shares which Ms. Mitzel owns jointly with her spouse; and 44,490 shares which Mr. Small owns jointly with his spouse.

(f)	Includes 12,700 shares pledged as collateral on a loan.

(g)	Includes 10,000 shares owned by a 501(c)(3) corporation for which Mr. Diehl holds investment power.

RELATED PERSON TRANSACTIONS

All of our directors and executive officers have commercial, consumer or mortgage banking relationships with First Federal and a number have insurance relationships through First Defiance’s wholly-owned subsidiary, First Insurance Group of the Midwest, Inc. All loan and deposit relationships with our directors and executive officers (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans or deposits with persons not related to First Federal; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

In the fiscal year ended December 31, 2015, the Bank purchased printing services, office supplies, and financial supplies totaling $372,338 from Financial Forms & Systems, Inc., of which James Williams’s brother, Jeffrey Williams, is a director and President. James Williams also serves as an advisor to Financial Forms & Systems.

We have a policy that covers all loans to our directors and executive officers. In accordance with that policy, any loan request for directors or executive officers that, when aggregated with other extensions of credit from First Federal exceeds $500,000, requires prior approval of the Board. Loans to executive officers, which when aggregated with existing extensions of credit are less than $500,000, do not require prior approval of the Board, but must be reported at the next Board meeting. Loans to directors, which when aggregated with existing extensions of credit are less than $500,000, do not require Board approval and are not required to be reported to the Board at the next Board meeting. However, all loan transactions with related persons are reported to and ratified by the full Board and the Audit Committee quarterly. Our policy is that we will not enter into related person transactions that are outside of normal banking relationships.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of our shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide us with a copy of such form. Based on our review of the copies of such forms it has received, we believe that our executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2015, except that Mr. Harris filed two late Forms 4 reporting three transactions and Mr. Small and Ms. Mitzel each filed one late Form 4 reporting one transaction.

35

PROPOSAL 3

Ratification of the Appointment of Crowe Horwath LLP as Our Independent Registered Public Accounting Firm for 2016

The Audit Committee has selected Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The Board is requesting that our shareholders ratify this selection. If our shareholders do not ratify the selection of Crowe Horwath, the Audit Committee may reconsider its selection. The Audit Committee expects that a representative from Crowe Horwath will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions from shareholders.

Your Board Recommends That You Vote FOR ratification of Crowe Horwath.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe Horwath was our independent registered public accounting firm for the fiscal years ended December 31, 2015 and 2014, and has reported on our consolidated financial statements.

Audit Fees

The following table sets forth the aggregate fees that we paid to Crowe Horwath for audit and non-audit services in 2015 and 2014. The table lists audit fees, audit related fees, tax fees and all other fees.

Services Rendered	2015	2014
Audit Fees	$367,500	$370,000
Audit-Related Fees	54,000	66,000
Tax Fees	62,278	78,790
All Other Fees	2,800	2,800
Total fees paid	$486,578	$517,590

Audit-related fees relate to services for employee benefit plan audits and the audits of the captive insurance company. Tax fees consist of fees related to the preparation of tax returns and consulting services relating to the company’s prepared tax model and low income housing tax credits. Other fees consist of fees paid to Crowe Horwath for the accounting research manager system.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of five directors, all of whom are considered “independent” under NASDAQ listing standards.

36

The Audit Committee oversees First Defiance’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also reviews the effectiveness of First Defiance’s system of internal controls, including a review of the process used by management to evaluate the effectiveness of the system of internal control.

The Committee reviewed with Crowe Horwath its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed under their professional standards. The Committee received the written disclosures and the letter from Crowe Horwath required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath’s communications with the Committee concerning independence. In addition, the Committee discussed with Crowe Horwath its independence from management and the Company, including the matters required to be discussed by Auditing Standard No. 16, and considered the compatibility of non-audit services with the auditors’ independence. The committee also pre-approved all professional services provided to the Company by the independent registered public accounting firm.

The Committee discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during 2015.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC. The Committee and the Board have also approved the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

John Bookmyer, Audit Committee Chair

Stephen L. Boomer

Peter A. Diehl

Jean Hubbard

Samuel S. Strausbaugh

February 22, 2016

37

OTHER MATTERS

Each proxy confers discretionary authority on the Board to vote the proxy for the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business to come before the Annual Meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

We will pay the cost of solicitation of proxies by our Board. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation. We will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries who are record holders of shares not beneficially owned by them, for forwarding the proxy materials to, and obtaining proxies from, the beneficial owners of our shares entitled to vote at the Annual Meeting.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy solicitation materials to be used in connection with the next annual meeting of shareholders of First Defiance must be received at the main office of First Defiance no later than November 3, 2016. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of shareholders. In addition, if a shareholder intends to present a proposal at the 2017 Annual Meeting of Shareholders of First Defiance without including the proposal in the proxy solicitation materials relating to that meeting, and if the proposal is not received by January 24, 2017, then the proxies designated by the Board of Directors of First Defiance for the 2017 annual meeting may vote proxies in their discretion on any such proposal without mention of such matter in the proxy solicitation materials or on the proxy card for such meeting.

ANNUAL REPORTS AND FINANCIAL STATEMENTS

Our shareholders as of the Voting Record Date are being provided with a copy of our Annual Report to Shareholders and Form 10-K for the year ended December 31, 2015 (“Annual Report”). Included in the Annual Report are the consolidated financial statements of First Defiance as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, prepared in accordance with generally accepted accounting principles, and the related reports of our independent registered public accounting firm. The Annual Report is not a part of this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Donald P. Hileman, President and
Chief Executive Officer
March 3, 2016
Defiance, Ohio

38

FIRST DEFIANCE FINANCIAL CORP.
ATTN: DONALD P. HILEMAN
601 CLINTON STREET
P.O. BOX 248
DEFIANCE, OH 43512

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 18, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/fdef2016**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 18, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M99944-P72141 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST DEFIANCE FINANCIAL CORP.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John L. Bookmyer
02) Stephen L. Boomer
03) William J. Small
04) Thomas A. Reineke

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To consider and approve a non-binding advisory vote on First Defiance's executive compensation.	☐	☐	☐
3. To consider and vote on a proposal to ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm for First Defiance for the year 2016.	☐	☐	☐

NOTE: The undersigned shareholder(s) authorize(s) the individuals designated in this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

*** Exercise Your *Right* to Vote ***

FIRST DEFIANCE FINANCIAL CORP.

FIRST DEFIANCE FINANCIAL CORP
ATTN: DONALD P HILEMAN
601 CLINTON STREET
P.O. BOX 248
DEFIANCE, OH 43512

M99946-P72141

Meeting Information

Meeting Type: Annual Meeting
For holders as of: February 22, 2016
Date: April 19, 2016 **Time:** 2:00 PM Eastern Time
Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/fdef2016.

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/fdef2016 and be sure to have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page).

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

FIRST DEFIANCE FINANCIAL CORP.'S NOTICE   PROXY STATEMENT   2015 ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 5, 2016 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote By Internet:

Before The Meeting:

Go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

During The Meeting:

Go to *www.virtualshareholdermeeting.com/fdef2016.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M99947-P72141

Voting Items

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Directors

   Nominees:

   01) John L. Bookmyer
   02) Stephen L. Boomer
   03) William J. Small
   04) Thomas A. Reineke

The Board of Directors recommends you vote FOR the following proposals:

2. To consider and approve a non-binding advisory vote on First Defiance's executive compensation.

3. To consider and vote on a proposal to ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm for First Defiance for the year 2016.

M99948-P72141